                                                                 Exhibit 4(c)(1)


                                                                  EXECUTION COPY

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                           REVOLVING CREDIT AGREEMENT
                                   (2002-1G)


                         Dated as of September 24, 2002

                                    between

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
                            as Subordination Agent,
                    as agent and trustee for the trustee of
                  American Airlines Pass Through Trust 2002-1G

                                  as Borrower

                                      and

                          WESTLB AG, NEW YORK BRANCH,

                         as Primary Liquidity Provider

                  American Airlines Pass Through Trust 2002-1G
                               American Airlines

                           Pass Through Certificates,
                                 Series 2002-1G


================================================================================

                                               ARTICLE I
                                              DEFINITIONS

Section 1.01   Definitions........................................................................   1

                                               ARTICLE II
                                   AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01   The Advances.......................................................................   8
Section 2.02   Making of Advances.................................................................   8
Section 2.03   Fees...............................................................................  11
Section 2.04   Reduction or Termination of the Maximum Commitment.................................  11
Section 2.05   Repayments of Interest Advances or the Final Advance...............................  11
Section 2.06   Repayments of Provider Advances....................................................  11
Section 2.07   Payments to the Primary Liquidity Provider Under the Intercreditor Agreement.......  13
Section 2.08   Book Entries.......................................................................  13
Section 2.09   Payments from Available Funds Only.................................................  13
Section 2.10   Extension of the Expiry Date; Non-Extension Advance................................  13

                                              ARTICLE III
                                      OBLIGATIONS OF THE BORROWER

Section 3.01   Increased Costs....................................................................  14
Section 3.02   [Intentionally omitted.]...........................................................  15
Section 3.03   Withholding Taxes..................................................................  15
Section 3.04   Payments...........................................................................  17
Section 3.05   Computations.......................................................................  17
Section 3.06   Payment on Non-Business Days.......................................................  17
Section 3.07   Interest...........................................................................  18
Section 3.08   Replacement of Borrower............................................................  19
Section 3.09   Funding Loss Indemnification.......................................................  19
Section 3.10   Illegality.........................................................................  19

                                              ARTICLE IV
                                          CONDITIONS PRECEDENT

Section 4.01   Conditions Precedent to Effectiveness of Section 2.01..............................  20
Section 4.02   Conditions Precedent to Borrowing..................................................  21

                                               ARTICLE V
                                               COVENANTS

Section 5.01   Affirmative Covenants of the Borrower..............................................  21
Section 5.02   Negative Covenants of the Borrower.................................................  22
Section 5.03   Covenants Regarding Certain Notices................................................  22

                                               ARTICLE VI
                                      LIQUIDITY EVENTS OF DEFAULT

Section 6.01   Liquidity Events of Default........................................................  23

                                              ARTICLE VII
                                             MISCELLANEOUS

Section 7.01   No Oral Modifications or Continuing Waivers........................................  23
Section 7.02   Notices............................................................................  23
Section 7.03   No Waiver; Remedies................................................................  24
Section 7.04   Further Assurances.................................................................  24
Section 7.05   Indemnification; Survival of Certain Provisions....................................  24
Section 7.06   Liability of the Primary Liquidity Provider........................................  24
Section 7.07   Certain Costs and Expenses.........................................................  25
Section 7.08   Binding Effect; Participations.....................................................  25
Section 7.09   Severability.......................................................................  27
Section 7.10   Governing Law......................................................................  27
Section 7.11   Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity...............  27
Section 7.12   Counterparts.......................................................................  28
Section 7.13   Entirety...........................................................................  28
Section 7.14   Headings...........................................................................  28
Section 7.15   Primary Liquidity Provider's Obligation to Make Advances...........................  28

Annex I - Interest Advance Notice of Borrowing
Annex II - Non-Extension Advance Notice of Borrowing
Annex III - Downgrade Advance Notice of Borrowing
Annex IV - Final Advance Notice of Borrowing
Annex V - Notice of Termination
Annex VI - Notice of Replacement Subordination Agent

                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT, dated as of September 24, 2002, is made by and between STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Subordination Agent (such term and other capitalized terms used herein without definition being defined as provided in Article I) under the Intercreditor Agreement, as agent and trustee for the Class G Trustee (in such capacity, together with its successors in such capacity, the "Borrower"), and WESTLB AG, a joint stock company organized under German law, acting through its New York Branch (the "Primary Liquidity Provider").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the Class G Trust Agreement, the Class G Trust is issuing the Class G Certificates; and

      WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class G Certificates in accordance with their terms, has requested the Primary Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions.

      (a) The definitions stated herein apply equally to both the singular and the plural forms of the terms defined.

      (b) All references in this Agreement to designated "Articles", "Sections", "Annexes" and other subdivisions are to the designated Article, Section, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

      (c) The words "herein", "hereof" " and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Annex or other subdivision.

      (d) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

      (e) For the purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

      "Advance" means an Interest Advance, a Final Advance, a Provider Advance or an Applied Provider Advance, as the case may be.

      "Agreement" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Applicable Liquidity Rate" has the meaning specified in Section 3.07(g).

      "Applicable Margin" means (i) with respect to any Unpaid Advance or Applied Provider Advance, 2.50% and (ii) with respect to any Unapplied Provider Advance, 0.00%.

      "Applied Downgrade Advance" has the meaning specified in Section 2.06(a).

      "Applied Non-Extension Advance" has the meaning specified in Section 2.06(a).

      "Applied Provider Advance" means an Applied Downgrade Advance or an Applied Non-Extension Advance.

      "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for each day in the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Primary Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American) plus one-quarter of one percent (0.25%).

      "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph to this Agreement.

      "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing.

      "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Dallas, Texas, or, so long as any Class G Certificate is outstanding, the city and state in which the Class G Trustee, the Borrower or any related Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

      "Covered Taxes" means any Taxes imposed by the United States or any political subdivision or taxing authority thereof or therein required by law to be deducted or withheld from any amounts payable to the Primary Liquidity Provider under this Agreement other than (i) any Tax on, based on or measured by net income, franchises or conduct of business, (ii) any Tax imposed, levied, withheld or assessed as a result of any connection between the Primary Liquidity Provider and the United States or such political subdivision or taxing authority, other than a connection arising solely from the Primary Liquidity Provider's having executed, delivered, performed its obligations or received a payment under, or enforced, any Operative Agreement, (iii) any Tax attributable to the inaccuracy in or breach by the Primary Liquidity Provider of any of its representations, warranties or covenants contained in any Operative Agreement to which it is a party or the inaccuracy of any form or document furnished by the Primary Liquidity Provider pursuant thereto, (iv) any withholding Taxes imposed by the United States except to the extent such withholding Taxes would not have been required to be deducted or withheld from payments hereunder but for a change after the date hereof in the income tax treaty between the United States and a Relevant Country in which the Liquidity Provider is organized and resident for tax purposes or a change in the Code that overrides the provisions of such treaty or (v) any Taxes caused by any change in the Lending Office without the prior written consent of American (such consent not to be unreasonably withheld). "Relevant Country" means any of Germany, France, the United Kingdom, Switzerland, The Netherlands and Ireland.

      "Downgrade Advance" means an Advance made pursuant to Section 2.02(c).

      "Effective Date" has the meaning specified in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

      "Expenses" means liabilities, losses, damages, costs and expenses (including, without limitation, reasonable fees and disbursements of legal counsel), provided that Expenses shall not include any Taxes other than sales, use and V.A.T. taxes imposed on fees and expenses payable pursuant to Section 7.07.

      "Expiry Date" means September 22, 2003, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10, or if any such day is not a Business Day, the preceding Business Day.

      "Final Advance" means an Advance made pursuant to Section 2.02(d).

      "Increased Cost" has the meaning specified in Section 3.01.

      "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Trustees, the Primary Liquidity Provider, the liquidity provider under each Primary Liquidity Facility (other than this Agreement), the Above-Cap Liquidity Provider, the Policy Provider and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Interest Advance" means an Advance made pursuant to Section 2.02(a).

      "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

            (i) the period beginning on the third Business Day following either (A) the Primary Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance or (B) the date of the withdrawal of funds from the Class G Primary Cash Collateral Account for the purpose of paying interest on the Class G Certificates as contemplated by Section 2.06(a) hereof and, in each case, ending on the next Regular Distribution Date (or, if such Regular Distribution Date is not a Business Day, the next succeeding Business Day); and

            (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date (or, if such Regular Distribution Date is not a Business Day, the next succeeding Business Day);

provided, however, that if (x) the Final Advance shall have been made pursuant to Section 2.02(d) or (y) other outstanding Advances shall have been converted into the Final Advance pursuant to Section 6.01, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Primary Liquidity Provider's receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date following such conversion (in the case of clause (y) above), each such one month period to be subject to the "following business day" methodology set forth in clauses (i) and (ii) above.

      "Lending Office" means the lending office of the Primary Liquidity Provider presently located at New York, New York, or such other lending office as the Primary Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder; provided that the Primary Liquidity Provider shall not change its Lending Office without the prior written consent of American (such consent not to be unreasonably withheld).

      "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

      "LIBOR Rate" means, with respect to any Interest Period, (a) the rate per annum appearing on display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period as the rate for dollars deposits with a maturity comparable to such Interest Period, or (b) if the rate specified in clause (a) above is not available, the average (rounded up, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered by the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period comparable to such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Advance to be outstanding during such Interest Period, or (c) if none of the Reference Banks is quoting a rate for deposits in Dollars in the London interbank market for such a period and amount, the interest rate per annum equal to the average (rounded up, if necessary, to the nearest 1/100th of 1%) of the rates at which deposits in Dollars are offered by the principal New York offices of the Reference Banks (or, if fewer than all of the Reference Banks are quoting a rate for deposits in Dollars in the New York interbank market for the applicable period and amount, such fewer number of Reference Banks) at approximately 11:00 a.m. (New York time) on the day that is two Business Days prior to the first day of such Interest Period to prime banks in the New York interbank market for a period comparable to such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Advance to be outstanding during such Interest Period, or (d) if none of the principal New York offices of the Reference Banks is quoting a rate for deposits in Dollars in the New York interbank market for the applicable period and amount, the Base Rate.

      "Liquidity Event of Default" means the occurrence of either (a) the Acceleration of all of the Equipment Notes or (b) an American Bankruptcy Event.

      "Liquidity Indemnitee" means the Primary Liquidity Provider, its directors, officers, employees and agents, and its successors and permitted assigns.

      "Maximum Available Commitment" means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Provider Advance or a Final Advance, the Maximum Available Commitment shall be zero.

      "Maximum Commitment" means initially $83,046,486.11 as the same may be reduced from time to time in accordance with Section 2.04(a).

      "Non-Extension Advance" means an advance made pursuant to Section 2.02(b).

      "Notice of Borrowing" has the meaning specified in Section 2.02(e).

      "Notice of Replacement Subordination Agent" has the meaning specified in
Section 3.08.

      "Participation" has the meaning specified in Section 7.08(b).

      "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

      "Permitted Transferee" means any Person that:

(a)   is not a commercial air carrier, American or any affiliate of American;
      and

(b)   is any one of:

            (1) a commercial banking institution organized under the laws of the United States or any state thereof or the District of Columbia;

            (2) a commercial banking institution that (x) is organized under the laws of France, Germany, The Netherlands, Switzerland, or the United Kingdom, (y) is entitled on the date it acquires any Participation to a complete exemption from United States federal income taxes for all income derived by it from the transactions contemplated by the Operative Agreements under an income tax treaty, as in effect on such date, between the United States and such jurisdiction of its organization and (z) is engaged in the active conduct of a banking business in such jurisdiction of its organization, holds its Participation in connection with such banking business in such jurisdiction and is regulated as a commercial banking institution by the appropriate regulatory authorities in such jurisdiction; or

            (3) a commercial banking institution that (x) is organized under the laws of Canada, France, Germany, Ireland, Japan, Luxembourg, The Netherlands, Sweden, Switzerland or the United Kingdom and (y) is entitled on the date it acquires any Participation to a complete exemption from withholding of United States federal income taxes for all income derived by it from the transactions contemplated by the Operative Agreements under laws as in effect on such date by reason of such income being effectively connected with the conduct of a trade or business within the United States.

      "Primary Liquidity Provider" has the meaning specified in the introductory paragraph to this Agreement.

      "Prospectus Supplement" means the Prospectus Supplement, dated September 17, 2002, relating to the Certificates, as such Prospectus Supplement may be amended or supplemented.

      "Provider Advance" means a Downgrade Advance or a Non-Extension Advance.

      "Reference Banks" means the principal London offices of: WestLB AG; JP Morgan Chase; Citibank, N.A.; and such other or additional banking institutions as may be designated from time to time by mutual agreement of American and the Primary Liquidity Provider.

      "Regulatory Change" means the enactment, adoption or promulgation, after the date of this Agreement, of any law or regulation by a United States federal or state government or by the government of the Primary Liquidity Provider's jurisdiction of organization, or any change, after the date of this Agreement, in any such law or regulation, or in the interpretation thereof by any governmental authority, central bank or comparable agency of the United States or the Primary

Liquidity Provider's jurisdiction of organization charged with responsibility for the administration or application thereof, that shall impose, modify or deem applicable (a) any reserve, special deposit or similar requirement against extensions of credit or other assets of, or deposits with or other liabilities of, the Primary Liquidity Provider including, or by reason of, the Advances or
(b) any capital adequacy requirement requiring the maintenance by the Primary Liquidity Provider of capital or additional capital in respect of any Advances or the Primary Liquidity Provider's obligation to make any such Advances.

      "Replenishment Amount" has the meaning specified in Section 2.06(b).

      "Required Amount" means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Capped Interest Rate for the Class G Certificates on the basis of the actual number of days elapsed over a 360-day year, that would be payable on the Class G Certificates on each of the six successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class G Certificates on such day and without regard to expected future distributions of principal on the Class G Certificates; provided, that if a Policy Provider Election has been made, for purposes of this definition, the Pool Balance shall be deemed to be reduced by an amount (if positive) by which
(a) the then outstanding principal balance of the Series G Equipment Notes in respect of which the Policy Provider Election has been made exceeds (b) the amount of any policy drawings previously paid by the Policy Provider in respect of principal on such Series G Equipment Notes.

      "Termination Date" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Primary Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that (x) all of the Class G Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Class G Trust Agreement), (y) each of the Indentures has been terminated with respect to all of the Equipment Notes issued thereunder as contemplated by clause (i) of Section 10.01(a) of such Indenture or (z) the Class G Certificates are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Primary Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Primary Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.06(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Primary Liquidity Provider pursuant to Section 6.01; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

      "Termination Notice" means the Notice of Termination substantially in the form of Annex V to this Agreement.

      "Unapplied Provider Advance" means any Provider Advance other than an Applied Provider Advance.

      "Unpaid Advance" has the meaning specified in Section 2.05.

      (f) For the purposes of this Agreement, the following terms shall have the respective meanings specified in the Intercreditor Agreement:

      "Above-Cap Liquidity Provider", "Acceleration", "American", "American Bankruptcy Event", "Capped Interest Rate", "Certificate", "Class C Certificates", "Class G Certificates", "Class G Certificateholders", "Class G Primary Cash Collateral Account", "Class G Trust", "Class G Trust Agreement", "Class G Trustee", "Closing Date", "Collection Account", "Controlling Party", "Corporate Trust Office", "Distribution Date", "Dollars", "Downgraded Facility", "Equipment Notes", "Fee Letter", "Final Drawing", "Final Legal Distribution Date", "Indenture", "Interest Payment Date", "Investment Earnings", "Liquidity Obligations", "Loan Trustee", "Moody's", "Non-Extended Facility", "Operative Agreements", "Participation Agreement", "Performing Equipment Notes", "Person", "Policy Provider", "Policy Provider Election", "Pool Balance", "Primary Liquidity Facility","Rating Agencies", "Ratings Confirmation", "Regular Distribution Dates", "Replacement Primary Liquidity Facility", "Responsible Officer", "Scheduled Payment", "Series G Equipment Notes", "Special Payment", "S&P", "Stated Interest Rate", "Subordination Agent", "Taxes", "Threshold Rating", "Trust Agreement", "Trustee", "Underwriters", "Underwriting Agreement", "United States" and "Written Notice".

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

      Section 2.01 The Advances. The Primary Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 noon (New York City time) on the Expiry Date (unless the obligations of the Primary Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

      Section 2.02 Making of Advances.

      (a) Each Interest Advance shall be made by the Primary Liquidity Provider upon delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex I, signed by a Responsible Officer of the Borrower, such Interest Advance to be in an amount not exceeding the Maximum Available Commitment at such time and used solely for the payment when due of interest with respect to the Class G Certificates at the Stated Interest Rate therefor in accordance with Section 3.06(a) and 3.06(b) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Subject to the provisions of Section 3.06(g) of the Intercreditor Agreement, upon repayment to the Primary Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by an amount equal to the amount of such Interest Advance so repaid, but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing or (y) a Final Drawing shall have occurred.

      (b) Subject to Section 2.10, a Non-Extension Advance shall be made by the Primary Liquidity Provider if this Agreement is not extended in accordance with Section 3.06(d) of the Intercreditor Agreement (unless a Replacement Primary Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said Section 3.06(d) within the time period specified in such Section 3.06(d)) upon delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class G Primary Cash Collateral Account in accordance with Sections 3.06(d) and 3.06(f) of the Intercreditor Agreement.

      (c) If at any time the short-term issuer credit rating (with respect to S&P) or short-term unsecured debt rating (with respect to Moody's) of the Primary Liquidity Provider issued by either Rating Agency (or if the Primary Liquidity Provider does not have such a rating issued by a given Rating Agency, the long-term issuer credit rating (with respect to S&P) or long-term unsecured debt rating (with respect to Moody's) of the Primary Liquidity Provider) is lower than the Threshold Rating (as provided for in Section 3.06(c) of the Intercreditor Agreement), a Downgrade Advance shall be made by the Primary Liquidity Provider on the 10th day following such downgrade (or, if such 10th day is not a Business Day, on the next succeeding Business Day), unless a Replacement Primary Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.06(c), upon delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class G Primary Cash Collateral Account in accordance with Sections 3.06(c) and 3.06(f) of the Intercreditor Agreement.

      (d) A Final Advance shall be made by the Primary Liquidity Provider following the receipt by the Borrower of a Termination Notice from the Primary Liquidity Provider pursuant to Section 6.01 upon delivery to the Primary Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class G Primary Cash Collateral Account in accordance with Sections 3.06(f) and 3.06(i) of the Intercreditor Agreement.

      (e) Each Borrowing shall be made on notice in writing (a "Notice of Borrowing") in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Primary Liquidity Provider. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Primary Liquidity Provider's office at the address specified in Section 7.02. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section
4.02 with respect to a requested Borrowing, the Primary Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or before 1:00 p.m. (New York City time) on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Primary Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 1:00 p.m. (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Primary Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

      (f) Upon the making of any Advance requested pursuant to a Notice of Borrowing in accordance with the Borrower's payment instructions, the Primary Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Primary Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person (including the Trustee or any Class G Certificateholder). If the Primary Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Primary Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), 2.02(c) or 2.02(d) to fund the Class G Primary Cash Collateral Account, the Primary Liquidity Provider shall have no interest in or rights to the Class G Primary Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class G Primary Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.06(e) or 3.06(f) of the Intercreditor Agreement and provided further, that the foregoing shall not affect or impair the rights of the Primary Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Class G Primary Cash Collateral Account to the extent provided in Section 2.02(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Primary

Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

      Section 2.03 Fees. The Borrower agrees to pay to the Primary Liquidity Provider the fees set forth in the Fee Letter.

      Section 2.04 Reduction or Termination of the Maximum Commitment.

      (a) Automatic Reduction. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class G Certificates (including by reason of a Policy Provider Election with respect to one or more Series G Equipment Notes) or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Primary Liquidity Provider and American within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect any such automatic reduction of the Maximum Commitment.

      (b) Termination. Upon the making of any Provider Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Primary Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

      Section 2.05 Repayments of Interest Advances or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Primary Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Primary Liquidity Provider (a) on each date on which the Primary Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance in the amounts and on the dates determined as provided in Section 3.07; provided that if (i) the Primary Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Agreement shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Primary Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The Borrower and the Primary Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Primary Liquidity Provider. For the avoidance of doubt, interest payable on an Interest Advance or the Final Advance shall not be regarded as overdue unless such interest is not paid when due under Section 3.07.

      Section 2.06 Repayments of Provider Advances.

      (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class G Primary Cash Collateral Account and invested and withdrawn from the Class G Primary Cash Collateral Account as set forth in Sections 3.06(c), 3.06(d), 3.06(e) and 3.06(f) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Primary Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance, in the amounts determined as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class G Primary Cash Collateral Account for the purpose of paying interest with respect to the Class G Certificates in accordance with Section 3.06(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an "Applied Downgrade Advance" and (z) in the case of a Non-Extension Advance, an "Applied Non-Extension Advance" and, together with an Applied Downgrade Advance, an "Applied Provider Advance") shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for all purposes hereunder, including for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the dates on which such interest is payable; provided further, however, that if, following the making of a Provider Advance, the Primary Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the dates on which such interest is payable. Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Class G Primary Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Primary Liquidity Provider a portion of the Provider Advances in a principal amount equal to such reduction, plus interest on the principal amount prepaid as provided in Section 3.07.

      (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Class G Primary Cash Collateral Account of any amount pursuant to clause "third" of Section 2.04(b) of the Intercreditor Agreement, clause "third" of Section 3.02 of the Intercreditor Agreement or clause "fourth" of Section 3.03 of the Intercreditor Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

      (c) Upon the provision of a Replacement Primary Liquidity Facility in replacement of this Agreement in accordance with Section 3.06(e) of the Intercreditor Agreement, as provided in Section 3.06(f) of the Intercreditor Agreement, amounts remaining on deposit in the Class G Primary Cash Collateral Account after giving effect to any Applied Provider Advance on the date of such replacement shall be reimbursed to the Primary Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Primary Liquidity Provider all amounts owing to it hereunder.

      Section 2.07 Payments to the Primary Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Primary Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Primary Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.06(f) of the Intercreditor Agreement), shall be paid to the Primary Liquidity Provider in accordance with the terms thereof (but, for the avoidance of doubt, without duplication of or increase in any amounts payable hereunder). Amounts so paid to the Primary Liquidity Provider shall be applied by the Primary Liquidity Provider in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder.

      Section 2.08 Book Entries. The Primary Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Primary Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

      Section 2.09 Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement shall be made only from the amounts that constitute Scheduled Payments, Special Payments and other payments under the Operative Agreements, including payment under Section 4.02 of the Participation Agreements and payments under Section 2.14 of the Indentures, and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Primary Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class G Primary Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.06(f) of the Intercreditor Agreement.

      Section 2.10 Extension of the Expiry Date; Non-Extension Advance. At any time during the period no later than the 25th day and no earlier than the 60th day prior to the then-effective Expiry Date, the Borrower may provide notice to the Primary Liquidity Provider and the Primary Liquidity Provider may provide notice to the Borrower of the then-effective Expiry Date. If the Expiry Date is prior to the date that is 15 days after the Final Legal Distribution Date for the Class G Certificates, by written agreement between the Borrower and the Primary Liquidity Provider, entered into at any time prior to the 25th day prior to the then-effective Expiry Date, the then-effective Expiry Date may be extended, effective on such 25th day, to the earlier of (i) the date that is 15 days after the Final Legal Distribution Date for the Class G Certificates and
(ii) the date that is the last day of the 364 day period immediately following such then-effective Expiry Date (unless in either case the obligations of the Primary Liquidity Provider are earlier terminated in accordance with the terms hereof). If the Borrower and the Primary Liquidity Provider do not so agree to extend the then-effective Expiry Date prior to such 25th day (and if the Primary Liquidity Provider shall not have been replaced in accordance with Section 3.06(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after such 25th day (but prior to such Expiry Date) to request a Non-Extension Advance in accordance with Section 2.02(b) hereof and Section 3.06(d) of the Intercreditor Agreement.

                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

      Section 3.01 Increased Costs. If as a result of any Regulatory Change there shall be any increase by an amount reasonably deemed by the Primary Liquidity Provider to be material in the actual cost to the Primary Liquidity Provider of making, funding or maintaining any Advances or its obligation to make any such Advances, or there shall be any reduction by an amount reasonably deemed by the Primary Liquidity Provider to be material in (x) its return on capital or equity or (y) the amount receivable by the Primary Liquidity Provider under this Agreement or the Intercreditor Agreement in respect thereof, and in the case of any such increase or reduction, such event does not arise from the gross negligence or willful misconduct of the Primary Liquidity Provider, from its breach of any of its representations, warranties, covenants or agreements contained herein or in the Intercreditor Agreement or from its failure to comply with any such Regulatory Change (any such increase or reduction being referred to herein as an "Increased Cost"), then the Borrower shall from time to time pay to the Primary Liquidity Provider an amount equal to such Increased Cost within 15 Business Days after delivery to the Borrower and American of a certificate of an officer of the Primary Liquidity Provider describing in reasonable detail the event by reason of which it claims such Increased Cost and the basis for the determination of the amount of such Increased Cost; provided that, the Borrower shall be obligated to pay amounts only with respect to any Increased Costs accruing from the date 45 days prior to the date of delivery of such certificate. Such certificate, in the absence of manifest error, shall be considered prima facie evidence of the amount for purposes of this Agreement; provided that any determinations and allocations by the Primary Liquidity Provider of the effect of any Regulatory Change on the costs of maintaining the

Advances are made on a reasonable basis. The Primary Liquidity Provider shall not be entitled to assert any claim under this Section 3.01 in respect of or attributable to Taxes. The Primary Liquidity Provider will notify the Borrower and American as promptly as practicable of any event occurring after the date of this Agreement that will entitle the Primary Liquidity Provider to compensation under this Section 3.01. The Primary Liquidity Provider agrees to investigate all commercially reasonable alternatives for reducing any Increased Costs and to use all commercially reasonable efforts to avoid or reduce, to the extent possible, any claim in respect of Increased Costs, including, without limitation, by designating a different Lending Office, if such designation or other action would avoid the need for, or reduce the amount of, any such claim; provided that the foregoing shall not obligate the Primary Liquidity Provider to take any action that would, in its reasonable judgment, cause the Primary Liquidity Provider to incur any material loss or cost, unless the Borrower or American agrees to reimburse the Primary Liquidity Provider therefor. If no such designation or other action is effected, or, if effected, fails to avoid the need for any claim in respect of Increased Costs, American may arrange for a Replacement Primary Liquidity Facility in accordance with Section 3.06(e) of the Intercreditor Agreement.

      Notwithstanding the foregoing provisions, in no event shall the Borrower be required to make payments under this Section 3.01: (a) in respect of any Regulatory Change proposed by any applicable governmental authority (including any branch of a legislature), central bank or comparable agency of the United States or the Primary Liquidity Provider's jurisdiction of organization and pending as of the date of this Agreement (it being agreed that the consultative document issued by the Basel Committee on Banking Supervision entitled "The New Basel Capital Accord" shall not be considered a Regulatory Change proposed as of the date of this Agreement); (b) if a claim hereunder in respect of an Increased Cost arises through circumstances peculiar to the Primary Liquidity Provider and that do not affect similar banking institutions organized in the same jurisdiction generally that are in compliance with the law, rule, regulation or interpretation giving rise to the Regulatory Change relating to such Increased Cost; (c) if the Primary Liquidity Provider shall fail to comply with its obligations under this Section 3.01; or (d) if the Primary Liquidity Provider is not also seeking payment for similar increased costs in other similarly situated transactions.

      Section 3.02 [Intentionally omitted.]

      Section 3.03 Withholding Taxes.

      (a) All payments made by the Borrower under this Agreement shall be made without deduction or withholding for or on account of any Taxes, unless such deduction or withholding is required by law. If any Taxes are so required to be withheld or deducted from any amounts payable to the Primary Liquidity Provider under this Agreement, the Borrower shall pay to the relevant authorities the full amount so required to be deducted or withheld and, if such Taxes are Covered Taxes, pay to the Primary Liquidity Provider such additional amounts as shall be necessary to ensure that the net amount actually received by the Primary Liquidity Provider (after deduction or withholding of all Covered Taxes) shall be equal to the full amount that would have been received by the Primary Liquidity Provider had no withholding or deduction of Covered Taxes been required. The Primary Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Primary Liquidity Provider, be otherwise materially disadvantageous to the Primary Liquidity Provider. If the Primary Liquidity Provider receives a refund of, or realizes a net Tax benefit not otherwise available to it as a result of, any Taxes for which additional amounts were paid by the Borrower pursuant to this Section 3.03, the Primary Liquidity Provider shall pay to the Borrower (for deposit into the Collection Account) the amount of such refund (and any interest thereon) or net benefit utilized.

      The Primary Liquidity Provider will (i) provide (on its behalf and on behalf of any participant holding a Participation pursuant to Section 7.08) to the Borrower (x) on or prior to the Effective Date two valid completed and executed copies of Internal Revenue Service Form W8-BEN or Form W-8ECI, as applicable, including thereon a valid U.S. taxpayer identification number (or, with respect to any such participant, such form or documentation as may be applicable) covering all amounts receivable by it in connection with the transactions contemplated by the Operative Agreements and (y) thereafter from time to time such additional forms or documentation as may be necessary to establish an available exemption from withholding of United States Tax on payments hereunder so that such forms or documentation are effective for all periods during which it is the Primary Liquidity Provider and (ii) provide timely notice to the Borrower if any such form or documentation is or becomes inaccurate. The Primary Liquidity Provider shall deliver to the Borrower such other forms or documents as may be reasonably requested by the Borrower or required by applicable law to establish that payments hereunder are exempt from or entitled to a reduced rate of Covered Taxes.

      (b) All payments (including, without limitation, Advances) made by the Primary Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Primary Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Whenever any Tax is payable with respect to a payment hereunder, as promptly as possible thereafter, the Primary Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment. If any exemption from, or reduction in the rate of, any Taxes required to be borne by the Primary Liquidity Provider under this Section 3.03(b) is reasonably available to the Borrower without providing any information regarding the holders or beneficial owners of the Certificates, the

Borrower shall deliver the Primary Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reductions (but without any requirement to provide any information regarding the holders or beneficial owners of the Certificates) as the Primary Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, such Taxes. The Borrower shall, for federal income tax purposes, treat any Advances as a loan to the Subordination Agent on behalf of the Class G Trust, unless otherwise required by law.

      Section 3.04 Payments. The Borrower shall make or cause to be made each payment to the Primary Liquidity Provider under this Agreement so as to cause the same to be received by the Primary Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in Dollars, to the Primary Liquidity Provider in immediately available funds, by wire transfer to: JP Morgan Chase, ABA #021 000 021 for the account of WestLB AG New York Branch, Account Number: 920-1-060663, Reference: American Airlines, Inc. EETC 2002-1 LF-GSF Transportation (69170); or to such other account as the Primary Liquidity Provider may from time to time direct the Subordination Agent.

      Section 3.05 Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

      Section 3.06 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

      Section 3.07 Interest.

      (a) Subject to Sections 2.07 and 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the Class G Primary Cash Collateral Account to pay interest on the Class G Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the Class G Primary Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at the interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law, provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then to the maximum extent permitted by applicable law any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the absolute amount of interest that would have accrued (without additional interest thereon) if such otherwise applicable interest rate as set forth in this Section 3.07 had at all relevant times been in effect.

      (b) Each Advance will be either a Base Rate Advance or a LIBOR Advance as provided in this Section 3.07. Each such Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Primary Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance.

      (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

      (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

      (e)   [Reserved.]

      (f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 4.5% per annum until paid, but in no event at a rate per annum greater than the maximum rate permitted by applicable law, provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07(f) shall exceed the maximum rate permitted by applicable law, then to the maximum extent permitted by applicable law any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07(f) below the maximum rate permitted by law until the amount of interest accrued equals the absolute amount of interest that would have accrued (without additional interest thereon) if such otherwise applicable interest rate as set forth in this Section 3.07(f) had at all relevant times been in effect.

      (g) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

      Section 3.08 Replacement of Borrower. Subject to Section 5.02, from time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in Section 6.09 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI ("Notice of Replacement Subordination Agent") delivered to the Primary Liquidity Provider by the then Borrower, the successor Borrower designated therein shall become the Borrower for all purposes hereunder.

      Section 3.09 Funding Loss Indemnification. The Borrower shall pay to the Primary Liquidity Provider, upon the request of the Primary Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Primary Liquidity Provider) to compensate it for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Primary Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of the Applicable Margin or anticipated profits) incurred as a result of:

      (1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

      (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

      Section 3.10 Illegality. Notwithstanding any other provision in this Agreement, if any change in any law, rule or regulation applicable to or binding on the Primary Liquidity Provider, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Primary Liquidity Provider with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Primary Liquidity Provider to maintain or fund its LIBOR Advances, then upon notice to the Borrower and American by the Primary Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Primary Liquidity Provider, if such change or compliance with such request, in the reasonable judgment of the Primary Liquidity Provider, requires immediate conversion; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. The Primary Liquidity Provider will notify the Borrower and American as promptly as practicable of any event that will lead to the conversion of LIBOR Advances to Base Rate Advances under this Section 3.10. The Primary Liquidity Provider agrees to investigate all commercially reasonable alternatives to avoid the need for such conversion, including, without limitation, designating a different Lending Office, if such designation or other action would avoid the need to convert such LIBOR Advances to Base Rate Advances; provided, that the foregoing shall not obligate the Primary Liquidity Provider to take any action that would, in its reasonable judgment, cause the Primary Liquidity Provider to incur any material loss or cost, unless the Borrower or American agrees to reimburse the Primary Liquidity Provider therefor. If no such designation or other action is effected, or, if effected, fails to avoid the need for conversion of the LIBOR Advances to Base Rate Advances, American may arrange for a Replacement Liquidity Facility in accordance with Section 3.06(e) of the Intercreditor Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

      Section 4.01 Conditions Precedent to Effectiveness of Section 2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied (or waived by the appropriate party or parties):

      (a) The Primary Liquidity Provider shall have received on or before the Closing Date each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii), (iii) and (iv), each in form and substance satisfactory to the Primary Liquidity Provider:

            (i)   This Agreement duly executed on behalf of the Borrower;

            (ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Primary Liquidity Provider);

            (iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Closing Date (other than this Agreement and the Intercreditor Agreement);

            (iv)  A fully executed copy of the Fee Letter;

            (v) A copy of the Prospectus Supplement and specimen copies of the Class G Certificates; and

            (vi) An executed copy of each document, instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Class G Trust Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion, either addressed to the Primary Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Primary Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Primary Liquidity Provider).

      (b) On and as of the Effective Date no event shall have occurred and be continuing, or would result from the entering into of this Agreement or the making of any Advance that constitutes a Liquidity Event of Default.

      (c) The Primary Liquidity Provider shall have received payment in full of the fees and other sums required to be paid to or for the account of the Primary Liquidity Provider on or prior to the Effective Date pursuant to the Fee Letter.

      (d) All conditions precedent to the issuance of the Certificates under the Trust Agreement shall have been satisfied or waived, all conditions precedent to the effectiveness of the other Primary Liquidity Facilities shall have been satisfied or waived, and all conditions precedent to the purchase of the Certificates by the Underwriters under the Underwriting Agreement shall have been satisfied (unless any of such conditions precedent under the Underwriting Agreement shall have been waived by the Underwriters).

      (e) The Borrower and American shall have received a certificate, dated the Effective Date signed by a duly authorized representative of the Primary Liquidity Provider, certifying that all conditions precedent specified in this
Section 4.01 have been satisfied or waived by the Primary Liquidity Provider.

      Section 4.02 Conditions Precedent to Borrowing. The obligation of the Primary Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the time of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement.

                                   ARTICLE V

                                   COVENANTS

      Section 5.01 Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Primary Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Primary Liquidity Provider hereunder, the Borrower will, unless the Primary Liquidity Provider shall otherwise consent in writing:

      (a) Performance of Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the Intercreditor Agreement and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the Intercreditor Agreement.

      (b) Reporting Requirements. Furnish to the Primary Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Primary Liquidity Provider; and permit the Primary Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss the transactions contemplated by this Agreement and the related Operative Agreements.

      (c) Certain Operative Agreements. Furnish to the Primary Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Primary Liquidity Provider.

      Section 5.02 Negative Covenants of the Borrower. Subject to the first and second sentences and the fourth paragraph of Section 7.01(a) of the Intercreditor Agreement and subject to Section 7.01(b) of the Intercreditor Agreement, so long as any Advance shall remain unpaid or the Primary Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Primary Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Primary Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

      Section 5.03 Covenants Regarding Certain Notices. Promptly following any time that (x) the Class G Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Class G Trust Agreement) (y) each of the Indentures has been terminated with respect to all of the Equipment Notes issued thereunder as contemplated by clause (i) of Section 10.01(a) of such Indenture or (z) the Class G Certificates are otherwise no longer entitled to the benefits of this Agreement, the Borrower shall deliver to the Primary Liquidity Provider the certificate referred to in clause (ii) of the definition of Termination Date. Promptly following any time that a Replacement Primary Liquidity Facility has been substituted for this Agreement pursuant to Section 3.06(e) of the Intercreditor Agreement, the Borrower shall deliver to the Primary Liquidity Provider the certificate referred to in clause (iii) of the definition of Termination Date.

                                   ARTICLE VI

                          LIQUIDITY EVENTS OF DEFAULT

      Section 6.01 Liquidity Events of Default. If (a) any Liquidity Event of Default has occurred and is continuing and (b) there is a Performing Note Deficiency, the Primary Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) this Agreement to expire at the close of business on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Primary Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.06(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon and (iv) subject to Sections 2.07 and 2.09, all Advances, any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Primary Liquidity Provider.

                                  ARTICLE VII

                                 MISCELLANEOUS

      Section 7.01 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Borrower and the Primary Liquidity Provider and any other Person whose consent is required pursuant to this Agreement; provided that no such change or other action shall affect the payment obligations of American without its prior written consent; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

      Section 7.02 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or, if mailed, three Business Days after deposit, postage prepaid, in the first class United States mail and, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that the transmission was received),


If to the Borrower, to:

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
  NATIONAL ASSOCIATION
225 Asylum, Goodwin Square
Hartford, Connecticut 06103
Attention: Corporate Trust Division

Telephone: (860) 244-1844
Telecopy: (860) 244-1881

If to the Primary Liquidity Provider, to:

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas
New York, New York 10036
Attention: Transportation Finance

Telephone: (212) 852-6111
Telecopy: (212) 869-7634

The Borrower or the Primary Liquidity Provider, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

      Section 7.03 No Waiver; Remedies. No failure on the part of the Primary Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 7.04 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Primary Liquidity Provider such additional assignments, agreements, powers and instruments as the Primary Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Primary Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

      Section 7.05 Indemnification; Survival of Certain Provisions. The Primary Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 4.02 of the Participation Agreements. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless each Liquidity Indemnitee from and against all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Sections 3.01 or 7.07 or in the Fee Letter (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed on or incurred by such Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Intercreditor Agreement or any Participation Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) an ordinary and usual operating overhead expense,
(iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter or any other Operative Agreement to which it is a party or (iv) otherwise excluded from the indemnification provisions contained in Section 4.02 of the Participation Agreements. The provisions of Sections 3.01, 3.03, 3.09, 7.05 and
7.07 hereof and the indemnities contained in Section 4.02 of the Participation Agreements shall survive the termination of this Agreement.

      Section 7.06 Liability of the Primary Liquidity Provider.

      (a) Neither the Primary Liquidity Provider nor any of its officers, employees or directors shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Primary Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Primary Liquidity Provider, and the Primary Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower that were the result of (A) the Primary Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof or (B) any breach by the Primary Liquidity Provider of any of the terms of this Agreement or the Intercreditor Agreement, including, but not limited to, the Primary Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing complying with the terms and conditions hereof.

      (b) Neither the Primary Liquidity Provider nor any of its officers, employees or directors or affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder or
(ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Primary Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

      Section 7.07 Certain Costs and Expenses. The Borrower agrees promptly to pay, or cause to be paid, (a) the reasonable fees, expenses and disbursements of Vedder, Price, Kaufman & Kammholz, special counsel for the Primary Liquidity Provider, in connection with the preparation, negotiation, execution, delivery, filing and recording of the Operative Agreements, any waiver or consent thereunder or any amendment thereof and (b) if a Liquidity Event of Default occurs, all out-of-pocket expenses incurred by the Primary Liquidity Provider, including reasonable fees and disbursements of counsel, in connection with such Liquidity Event of Default and any collection, bankruptcy, insolvency and other enforcement proceedings in connection therewith. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in the United States in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to save the Primary Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

      Section 7.08 Binding Effect; Participations.

      (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Primary Liquidity Provider and their respective successors and permitted assigns, except that neither the Primary Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign, pledge or otherwise transfer its rights or obligations hereunder or any interest herein, subject to the Primary Liquidity Provider's right to grant Participations pursuant to Section 7.08(b).

      (b) The Primary Liquidity Provider agrees that it will not grant any participation (including, without limitation, a "risk participation") (any such participation, a "Participation") in or to all or a portion of its rights and obligations hereunder or under the other Operative Agreements, unless all of the following conditions are satisfied: (i) such Participation is to a Permitted Transferee, (ii) such Participation is made in accordance with all applicable laws, including, without limitation, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and any other applicable laws relating to the transfer of similar interests and (iii) such Participation shall not be made under circumstances that require registration under the Securities Act of 1933, as amended, or qualification of any indenture under the Trust Indenture Act of 1939, as amended. Notwithstanding any such Participation, the Primary Liquidity Provider agrees that (1) the Primary Liquidity Provider's obligations under the Operative Agreements shall remain unchanged, and such participant shall have no rights or benefits as against American or the Borrower or under any Operative Agreement, (2) the Primary Liquidity Provider shall remain solely responsible to the other parties to the Operative Agreements for the performance of such obligations, (3) the Primary Liquidity Provider shall remain the maker of any Advances, and the other parties to the Operative Agreements shall continue to deal solely and directly with the Primary Liquidity Provider in connection with the Advances and the Primary Liquidity Provider's rights and obligations under the Operative Agreements, (4) the Primary Liquidity Provider shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such Participation and shall hold the Borrower and American and their respective successors, permitted assigns, affiliates, agents and servants harmless against the same and (5) neither American nor the Borrower shall be required to pay to the Primary Liquidity Provider any amount under
Section 3.01 or Section 3.03 greater than it would have been required to pay had there not been any grant of a Participation by the Primary Liquidity Provider. The Primary Liquidity Provider may, in connection with any Participation or proposed Participation pursuant to this Section 7.08(b), disclose to the participant or proposed participant any information relating to the Operative Agreements or to the parties thereto furnished to the Primary Liquidity Provider thereunder or in connection therewith and permitted to be disclosed by the Primary Liquidity Provider; provided, however, that prior to any such disclosure, the participant or proposed participant shall agree in writing for the express benefit of the Borrower and American to preserve the confidentiality of any confidential information included therein (subject to customary exceptions).

      (c) Notwithstanding the other provisions of this Section 7.08, the Primary Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Primary Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Primary Liquidity Provider from its obligations hereunder.

      Section 7.09 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 7.10 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

      (a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and
(ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

      (b) THE BORROWER AND THE PRIMARY LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Primary Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

      (c) The Primary Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any state thereof and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

      Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument.

      Section 7.13 Entirety. This Agreement and the Intercreditor Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of such parties.

      Section 7.14 Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 7.15 Primary Liquidity Provider's Obligation to Make Advances. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE PRIMARY LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                  STATE STREET BANK AND TRUST
                                  COMPANY OF CONNECTICUT,
                                  NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as Subordination Agent, as agent and trustee for the Class G Trust, as Borrower




                                  By: /s/ Alison D.B. Nadeau
                                      ------------------------------------------
                                  Name:   Alison D.B. Nadeau
                                  Title:  Vice President




                                  WESTLB AG, acting through its New York Branch, as Primary Liquidity Provider




                                  By: /s/ Brigitte Thieme
                                      ------------------------------------------
                                  Name:   Brigitte Thieme
                                  Title:  Managing Director




                                  By: /s/ Michael P. Sassos
                                      ------------------------------------------
                                  Name:   Michael P. Sassos
                                  Title:  Director

                                                                      ANNEX I to
                                                      REVOLVING CREDIT AGREEMENT

                      INTEREST ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to WestLB AG, acting through its New York Branch (the "Primary Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1G), dated as of September 24, 2002, between the Borrower and the Primary Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

      (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

      (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Primary Liquidity Provider to be used for the payment of the interest on the Class G Certificates which is payable on ____________, ____ (the"Distribution Date") in accordance with the terms and provisions of the Class G Trust Agreement and the Class G Certificates, which Advance is requested to be made on ____________, ____. The Interest Advance should be remitted to [insert wire and account details].

      (3) The amount of the Interest Advance requested hereby (i) is $_______________.__, to be applied in respect of the payment of the interest which is due and payable on the Class G Certificates on the Distribution Date,
(ii) does not include any amount with respect to the payment of principal of, Break Amount (if any) or premium on, the Class G Certificates, the Class C Certificates or the Class D Certificates, or interest on the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class G Certificates, the Class G Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

      (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of
Section 3.06(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Certificate and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                             STATE STREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             as Subordination Agent, as Borrower


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

    [Insert Copy of Computations in accordance with Interest Advance Notice of Borrowing]

                                                                     ANNEX II to
                                                      REVOLVING CREDIT AGREEMENT


                    NON-EXTENSION ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby certifies to WestLB AG, acting through its New York Branch (the "Primary Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1G), dated as of September 24, 2002, between the Borrower and the Primary Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

      (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

      (2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Primary Liquidity Provider to be used for the funding of the Class G Primary Cash Collateral Account in accordance with
Section 3.06(d) of the Intercreditor Agreement, which Advance is requested to be made on __________, ____. The Non-Extension Advance should be remitted to [insert wire and account details].

      (3) The amount of the Non-Extension Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class G Primary Cash Collateral Account in accordance with Sections 3.06(d) and 3.06(f) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, Break Amount (if any) or premium on, the Class G Certificates, or principal of, or interest or premium on, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class G Certificates, the Class G Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I) and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

      (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class G Primary Cash Collateral Account and apply the same in accordance with the terms of Sections 3.06(d) and 3.06(f) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Primary Liquidity Provider to make further Advances under the Liquidity Agreement and (B) following the making by the Primary Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                             STATE STREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             as Subordination Agent, as Borrower


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

             SCHEDULE 1 TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

  [Insert Copy of computations in accordance with Non-Extension Advance Notice of Borrowing].

                                                                    ANNEX III to
                                                      REVOLVING CREDIT AGREEMENT

                      DOWNGRADE ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned subordination agent (the Borrower), hereby certifies to WestLB AG, acting through its New York Branch (the "Primary Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1G), dated as of September 24, 2002, between the Borrower and the Primary Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

      (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

      (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Primary Liquidity Provider to be used for the funding of the Class G-1 Cash Collateral Account in accordance with Section 3.06(c) of the Intercreditor Agreement by reason of the downgrading of the short-term unsecured debt rating or long-term unsecured debt rating of the Primary Liquidity Provider, issued by either Rating Agency below the Threshold Rating, which Advance is requested to be made on __________, ____. The Downgrade Advance should be remitted to [insert wire and account details].

      (3) The amount of the Downgrade Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class G Primary Cash Collateral Account in accordance with Sections 3.06(c) and 3.06(f) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, Break Amount (if any) or premium on, the Class G Certificates, or principal of, or interest or premium on, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class G Certificates, the Class G Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I) and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

      (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class G Primary Cash Collateral Account and apply the same in accordance with the terms of Sections 3.06(c) and 3.06(f) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.


                                     III-1

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Primary Liquidity Provider to make further Advances under the Liquidity Agreement and (B) following the making by the Primary Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                             STATE STREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             as Subordination Agent, as Borrower


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                     III-2

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

    [Insert Copy of computations in accordance with Downgrade Advance Notice of Borrowing].


                                     III-3

                                                                     ANNEX IV to
                                                      REVOLVING CREDIT AGREEMENT

                        FINAL ADVANCE NOTICE OF BORROWING

      The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to WestLB AG, acting through its New York Branch (the "Primary Liquidity Provider"), with reference to the Revolving Credit Agreement (2002-1G), dated as of September 24, 2002, between the Borrower and the Primary Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

      (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

      (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Primary Liquidity Provider to be used for the funding of the Class G Primary Cash Collateral Account in accordance with
Section 3.06(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Primary Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on ____________, ____. The Final Advance should be remitted to [insert wire and account details].

      (3) The amount of the Final Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class G Primary Cash Collateral Account in accordance with Sections 3.06(f) and 3.06(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class G Certificates, or principal of, Break Amount (if any) or interest or premium on, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class G Certificates, the Class G Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I) and
(iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

      (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class G Primary Cash Collateral Account and apply the same in accordance with the terms of Sections 3.06(f) and 3.06(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

      The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Primary Liquidity Provider to make further Advances under the Liquidity Agreement and (B) following the making by the Primary Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

      IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                             STATE STREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             as Subordination Agent, as Borrower


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                 SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

      [Insert Copy of Computations in accordance with Final Advance Notice of Borrowing]

                                                                      ANNEX V to
                                                      REVOLVING CREDIT AGREEMENT
                                                           NOTICE OF TERMINATION

                                     [Date]
State Street Bank and Trust Company of Connecticut, National Association,
  as Subordination Agent, as Borrower
225 Asylum Street, Goodwin Square
Hartford, Connecticut 06103
Attention: Corporate Trust Division

      Re: Revolving Credit Agreement, dated as of September 24, 2002, between State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent, as agent and trustee for the American Airlines Pass Through Trust 2002-1G, as Borrower, and WestLB AG, acting through its New York Branch (the "Liquidity Agreement")

Ladies and Gentlemen:

      You are hereby notified that pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence and continuance of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate at the close of business on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 2.02(d) thereof and Section 3.06(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

      THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE AT THE CLOSE OF BUSINESS ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                                            Very truly yours,

                                            [                                  ]


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


cc: State Street Bank and Trust Company of Connecticut,
    National Association, as Class G Trustee

                                                                     ANNEX VI to
                                                      REVOLVING CREDIT AGREEMENT

                    NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

            Re: Revolving Credit Agreement, dated as of September 24, 2002, between State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent, as agent and trustee for the American Airlines Pass Through Trust 2002-1G, as Borrower, and WestLB AG, acting through its New York Branch (the "Liquidity Agreement")

Ladies and Gentlemen:

      For value received, the undersigned beneficiary hereby irrevocably transfers to:

                                                ________________________________
                                                [Name of Transferee]

                                                ________________________________
                                                [Address of Transferee]


all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 7.01 of the Intercreditor Agreement.

      By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

      This transfer shall be effective as of [specify time and date].

                                             STATE STREET BANK AND TRUST
                                             COMPANY OF CONNECTICUT,
                                             NATIONAL ASSOCIATION,
                                             as Subordination Agent, as Borrower


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________


                                      VI-2